Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-162664, 333-165668, 333-169884, 333-193696, 333-202733, 333-208373, 333-214387 and 333-217736) of LogMeIn, Inc. of our report dated October 10, 2017 relating to the financial statements of Nanorep Technologies Ltd., which appears in this Current Report on Form 8-K/A of LogMeIn, Inc.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
October 10, 2017	Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited